                                                                    EXHIBIT 99.1

                              SIGNATURES FOR FORM 4

                              SANOFI-AVENTIS

                              By: /s/ John Felitti
                                  ---------------------------------------------
                              Name:  John Felitti
                              Title: Associate Vice President, Corporate Law,
                                     Financial & Securities Law
                              Date:  April 8, 2011

                              GC Merger Corp.

                              By: /s/ Gregory Irace
                                  ---------------------------------------------
                              Name:  Gregory Irace
                              Title: President
                              Date:  April 8, 2011